Exhibit 10(m)(m)(m)

BANK OF AMERICA, N.A.

LOAN AGREEMENT

This Loan Agreement (the “Agreement”) dated as of September 26, 2003, by and between Bank of America, N.A., a national banking association (“Lender”) and the Borrower described below.

In consideration of the Loan or Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, Lender and Borrower agree as follows:

1. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

A. Borrower: Bluefield Gas Company, a West Virginia corporation

B. Borrower’s Address:

519 Kimball Avenue

Roanoke, VA 24030

C. Hazardous Materials. Hazardous Materials include all materials defined as hazardous materials or substances under any local, state or federal environmental laws, rules or regulations, and petroleum, petroleum products, oil and asbestos.

D. Loan Documents. Loan Documents means this Loan Agreement and any and all promissory notes executed by Borrower in favor of Lender and all other documents, instruments, guarantees, certificates and agreements executed and/or delivered by Borrower, any guarantor or third party in connection with any Loan.

E. Accounting Terms. All accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under generally accepted accounting principles (“GAAP”), as in effect from time to time, consistently applied, with respect to the financial statements referenced in Section 3.H. hereof.

2. LOANS.

A. Loan(s). Lender hereby agrees to make (or has made) one or more loans (each a “Loan” and collectively the “Loans”) to Borrower in the aggregate principal face amount of $2,000,000. The obligation to repay the Loan(s) is evidenced by promissory note(s) dated September 26, 2003 (each promissory note, together all renewals, extensions or rearrangements thereof being hereafter individually and collectively, as the case may be, referred to as the “Note”). All terms governing the repayment, interest rate and maturity date of the Loans shall be as set forth in the respective Note.

3. REPRESENTATIONS AND WARRANTIES. Borrower hereby represents and warrants to Lender as follows:

A. Good Standing. Borrower is a Corporation, duly organized, validly existing and in good standing under the laws of the Commonwealth of Virginia and has the power and authority to own its property and to carry on its business in each jurisdiction in which Borrower does business.

B. Authority and Compliance. Borrower has full power and authority to execute and deliver the Loan Documents and to incur and perform the obligations provided for therein, all of which have been duly authorized by all proper and necessary action of the appropriate governing body of Borrower. No consent or approval of any public authority or other third party is required as a condition to the validity of any Loan Document, and Borrower is in compliance with all laws and regulatory requirements to which it is subject.

C. Binding Agreement. This Agreement and the other Loan Documents executed by Borrower constitute valid and legally binding obligations of Borrower, enforceable in accordance with their terms.

D. Litigation. There is no proceeding involving Borrower pending or, to the knowledge of Borrower, threatened before any court or governmental authority, agency or arbitration authority, except as disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

E. No Conflicting Agreements. There is no charter, bylaw, stock provision, partnership agreement or other document pertaining to the organization, power or authority of Borrower and no provision of any existing agreement, mortgage, indenture or contract binding on Borrower or affecting its property, which would conflict with or in any way prevent the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

F. Ownership of Assets. Borrower has good title to its assets, and its assets are free and clear of liens, except those granted to Lender and as disclosed to Lender in writing prior to the date of this Agreement.

G. Taxes. All taxes and assessments due and payable by Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

H. Financial Statements. The financial statements of Borrower heretofore delivered to Lender have been prepared in accordance with GAAP applied on a consistent basis throughout the period involved and fairly present Borrower’s financial condition as of the date or dates thereof, and there has been no material adverse change in Borrower’s financial condition or operations since April 30, 2003. All factual information furnished by Borrower to Lender in connection with this Agreement and the other Loan Documents is and will be accurate and complete on the date as of which such information is delivered to Lender and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

I. Environmental. The conduct of Borrower’s business operations and the condition of Borrower’s property does not and will not violate any federal laws, rules or ordinances for environmental protection, regulations of the Environmental Protection Agency, any applicable local or state law, rule, regulation or rule of common law or any judicial interpretation thereof relating primarily to the environment or Hazardous Materials.

J. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of any advance under any Loan.

4. AFFIRMATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will, unless Lender consents otherwise in writing (and without limiting any requirement of any other Loan Document):

A. Financial Condition. Maintain Borrower’s financial condition as follows, determined in accordance with GAAP applied on a consistent basis throughout the period involved except to the extent modified by the definitions shown on the attached Exhibit A:

1. Maximum Long Term Debt to Total Capitalization. A ratio of Consolidated Long Term Debt plus current maturities of Consolidated Long Term Debt to Consolidated Total Capitalization of no greater than .65 to 1.0.

2. Minimum Retained Earnings. Retained earnings of at least $1,400,000.

B. Financial Statements and Other Information. Maintain a system of accounting satisfactory to Lender and in accordance with GAAP applied on a consistent basis throughout the period involved, permit Lender’s officers or authorized representatives to visit and inspect Borrower’s books of account and other records at such reasonable times and as often as Lender may desire, and, if a default under the Loan Documents has occurred, pay the reasonable fees and disbursements of any accountants or other agents of Lender selected by Lender for the foregoing purposes. Unless written notice of another location is given to Lender, Borrower’s books and records will be located at Borrower’s chief executive office set forth above. All financial statements called for below shall be prepared in form and content acceptable to Lender and by independent certified public accountants acceptable to Lender.

In addition, Borrower shall provide (or cause to be provided) the following financial information and statements in form and content acceptable to Lender, and such additional information as requested by Lender from time to time:

1. Within 120 days of Borrower’s fiscal year end, Borrower’s annual financial statements. These financial statements must be audited by Borrower’s current accounting firm of Deloitte & Touche or another Certified Public Accountant acceptable to Lender (which acceptance shall not be unreasonably delayed or withheld). The statements shall be prepared on a consolidated and consolidating basis.

2. Within 46 days of the period’s end (including the last period in each fiscal year), Borrower’s quarterly financial statement, certified and dated by an authorized financial officer of Borrower. These financial statements may be Borrower prepared. The statements shall be prepared on a consolidated and consolidating basis.

3. Promptly, upon sending or receipt, copies of any management letters and correspondence relating to management letters, sent or received by Borrower to or from Borrower’s auditor.

4. Within the period(s) provided in (a) and (b) above, a compliance certificate of Borrower signed by an authorized financial officer of Borrower setting forth (i) the information and computations (in sufficient detail) to establish that Borrower is in compliance with all financial covenants at the end of the period covered by the financial statements then being furnished and (ii) whether there existed as of the date of such financial statements and whether there exists as of the date of the certificate, any default under this Agreement and, if any such default exists, specifying the nature thereof and the action Borrower is taking and proposes to take with respect thereto.

C. Insurance. Maintain insurance with responsible insurance companies on such of its properties, in such amounts and against such risks as is customarily maintained by similar businesses operating in the same vicinity, specifically to include fire and extended coverage insurance covering all assets, workers’ compensation insurance and liability insurance, all to be with such companies and in such amounts as are satisfactory to Lender and providing for at least 30 days prior notice to Lender of any cancellation thereof. Satisfactory evidence of such insurance will be supplied to Lender prior to funding under the Loan(s) and prior to each policy renewal.

D. Existence and Compliance. Maintain its existence, good standing and qualification to do business, where required and comply with all laws, regulations and governmental requirements including, without limitation, environmental laws applicable to it or to any of its property, business operations and transactions.

E. Adverse Conditions or Events. Promptly advise Lender in writing of (i) any condition, event or act which comes to its attention that would or might materially adversely affect Borrower’s financial condition or operations or Lender’s rights under the Loan Documents, (ii) any litigation filed by or against Borrower, (iii) any event that has occurred that would constitute an event of default under any Loan Documents and (iv) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $250,000.

F. Taxes and Other Obligations. Pay all of its taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of this transaction, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

G. Maintenance. Maintain all of its tangible property in good condition and repair and make all necessary replacements thereof, and preserve and maintain all licenses, trademarks, privileges, permits, franchises, certificates and the like necessary for the operation of its business.

H. Environmental Matters. Immediately advise Lender in writing of (i) any and all enforcement, cleanup, remedial, removal, or other governmental or regulatory actions instituted, completed or threatened pursuant to any applicable federal, state, or local laws, ordinances or regulations relating to any Hazardous Materials affecting Borrower’s business operations; and (ii) all claims made or threatened by any third party against Borrower relating to damages, contribution, cost recovery, compensation, loss or injury resulting from any Hazardous Materials. Borrower shall immediately notify Lender of any remedial action taken by Borrower with respect to Borrower’s business operations. Borrower will not use or permit any other party to use any Hazardous Materials at any of Borrower’s places of business or at any other property owned by Borrower except such materials as are incidental to Borrower’s normal course of business, maintenance and repairs and which are handled in compliance with all applicable environmental laws. Borrower agrees to permit Lender, its agents, contractors and employees to enter and inspect any of Borrower’s places of business or any other property of Borrower at any reasonable times upon three (3) days prior notice for the purposes of conducting an environmental investigation and audit (including taking physical samples) to insure that Borrower is complying with this covenant and Borrower shall reimburse Lender on demand for the costs of any such environmental investigation and audit. Borrower shall provide Lender, its agents, contractors, employees and representatives with access to and copies of any and all data and documents relating to or dealing with any Hazardous Materials used, generated, manufactured, stored or disposed of by Borrower’s business operations within five (5) days of the request therefore.

I. Auto Debit. Borrower has elected to authorize Lender to effect payment of sums due under the Note by means of debiting Borrower’s account our bank account # maintained at Wachovia Bank. Borrower will sign the authorization form attached as Exhibit B. This authorization shall not affect the obligation of Borrower to pay such sums when due, without notice, if there are insufficient funds in such account to make such payment in full on the due date thereof, or if Lender fails to debit the account.

5. NEGATIVE COVENANTS. Until full payment and performance of all obligations of Borrower under the Loan Documents, Borrower will not, without the prior written consent of Lender (and without limiting any requirement of any other Loan Documents):

A. Transfer of Assets. Sell, lease, assign or otherwise dispose of or transfer any assets, except in the normal course of its business.

B. Not to Suspend Business. Voluntarily suspend its business.

C. Borrowings. Create, incur, assume or become liable in any manner for any indebtedness (for borrowed money, deferred payment for the purchase of assets, lease payments, as surety or guarantor for the debt for another, or otherwise) in excess of $2,000,000 in the aggregate, other than to Lender, except for normal trade debts incurred in the ordinary course of Borrower’s business, and except for existing indebtedness disclosed to Lender in writing and acknowledged by Lender prior to the date of this Agreement.

D. Character of Business. Change the general character of business as conducted at the date hereof, or engage in any type of business not reasonably related to its business as presently conducted.

6. DEFAULT. Borrower shall be in default under this Agreement and under each of the other Loan Documents if it shall default in the payment of any amounts due and owing under the Loan or should it fail to timely and properly observe, keep or perform any term, covenant, agreement or condition in any Loan Document or in any other loan agreement, promissory note, security agreement, deed of trust, deed to secure debt, mortgage, assignment or other contract securing or evidencing payment of any indebtedness of Borrower to Lender or any affiliate or subsidiary of Lender of America Corporation.

7. REMEDIES UPON DEFAULT. If an event of default shall occur, Lender shall have all rights, powers and remedies available under each of the Loan Documents as well as all rights and remedies available at law or in equity.

8. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to the other party at the following address:

Borrower:

Bluefield Gas Company

519 Kimball Avenue

Roanoke, VA 24030

Fax. No.540-777-2636

Lender:

Bank of America, N.A.

302 South Jefferson Street

Roanoke, VA 24011-2010

Fax No. 540-265-3187

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

A. If sent by mail, upon the earlier of the date of receipt or five (5) days after deposit in the U.S. Mail, first class postage prepaid;

B. If sent by any other means, upon delivery.

9. COSTS, EXPENSES AND ATTORNEYS’ FEES. Borrower shall pay to Lender immediately upon demand the full amount of all costs and expenses, including reasonable attorneys’ fees incurred by Lender in connection with (a) negotiation and preparation of this Agreement and each of the Loan Documents, and (b) all other costs and attorneys’ fees incurred by Lender for which Borrower is obligated to reimburse Lender in accordance with the terms of the Loan Documents.

10. MISCELLANEOUS. Borrower and Lender further covenant and agree as follows, without limiting any requirement of any other Loan Document:

A. Cumulative Rights and No Waiver. Each and every right granted to Lender under any Loan Document, or allowed it by law or equity shall be cumulative of each other and may be exercised in addition to any and all other rights of Lender, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by Lender of any right preclude any other or future exercise thereof or the exercise of any other right. Borrower expressly waives any presentment, demand, protest or other notice of any kind, including but not limited to notice of intent to accelerate and notice of acceleration. No notice to or demand on Borrower in any case shall, of itself, entitle Borrower to any other or future notice or demand in similar or other circumstances.

B. Applicable Law. This Loan Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of Virginia and applicable United States federal law.

C. Amendment. No modification, consent, amendment or waiver of any provision of this Loan Agreement, nor consent to any departure by Borrower therefrom, shall be effective unless the same shall be in writing and signed by an officer of Lender, and then shall be effective only in the specified instance and for the purpose for which given. This Loan Agreement is binding upon Borrower, its successors and assigns, and inures to the benefit of Lender, its successors and assigns; however, no assignment or other transfer of Borrower’s rights or obligations hereunder shall be made or be effective without Lender’s prior written consent, nor shall it relieve Borrower of any obligations hereunder. There is no third party beneficiary of this Loan Agreement.

D. Documents. All documents, certificates and other items required under this Loan Agreement to be executed and/or delivered to Lender shall be in form and content satisfactory to Lender and its counsel.

E. Partial Invalidity. The unenforceability or invalidity of any provision of this Loan Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

F. Indemnification. Notwithstanding anything to the contrary contained in Section 10(G), Borrower shall indemnify, defend and hold Lender and its successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, costs or other expenses (including reasonable attorneys’ fees and court costs) arising from or in any way related to any of the transactions contemplated hereby, including, but not limited to, actual or threatened damage to the environment, agency costs of investigation, personal injury or death, or property damage, due to a release or alleged release of Hazardous Materials, arising from Borrower’s business operations, any other property owned by Borrower or in the surface or ground water arising from Borrower’s business operations, or gaseous emissions arising from Borrower’s business operations or any other condition existing or arising from Borrower’s business operations resulting from the use or existence of Hazardous Materials, whether such claim proves to be true or false. Borrower further agrees that its indemnity obligations shall include, but are not limited to, liability for damages resulting from the personal injury or death of an employee of the Borrower, regardless of whether the Borrower has paid the employee under the workers’ compensation laws of any state or other similar federal or state legislation for the protection of employees. The term “property damage” as used in this paragraph includes, but is not limited to, damage to any real or personal property of Borrower, Lender, and of any third parties. Borrower’s obligations under this paragraph shall survive the repayment of the Loan and any deed in lieu of foreclosure or foreclosure of any Deed to Secure Debt, Deed of Trust, Security Agreement or Mortgage securing the Loan.

G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loan and shall continue in full force and effect so long as the Loan is outstanding or the obligation of the Lender to make any advances under the Line shall not have expired.

11. ARBITRATION. Any claim or controversy (“Claim”) between the parties, whether arising in contract or tort or by statute including, but not limited to, Claims resulting from or relating to this Agreement shall, upon the request of either party, be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, US Code). Arbitration proceedings will be conducted in accordance with the applicable rules for the arbitration of disputes of JAMS or any successor thereof. The arbitration shall be conducted in any U.S. state where real or tangible personal property collateral for the credit is located or if there is no such collateral, in Virginia. The arbitration hearing shall commence within 90 days of the demand for arbitration and close within 90 days of commencement, and any award, which may include legal fees, shall be issued (with a brief written statement of the reasons therefore) within 30 days of the close of hearing. Any dispute concerning whether a claim is arbitrable or barred by the statute of limitations shall be determined by the arbitrator. This arbitration provision is not intended to limit the right of any party to exercise self-help remedies, to seek and obtain interim or provisional relief of any kind or to initiate judicial or non-judicial foreclosure against any real or personal property collateral. By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, if for any reason a Claim is not arbitrated, the parties irrevocably and voluntarily agree to waive any right to a trial by jury in respect of such Claim.

12. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed under seal by their duly authorized representatives as of the date first above written.

LENDER: Bank of America, N.A.

By:	/s/ Greg L. Richards	(Seal)

Name:	Greg L. Richards
Title:	Senior Vice President

BORROWER: Bluefield Gas Company

By:	/s/ Dale P. Moore	(Seal)

Name:	Dale P. Moore
Title:	Vice President and Secretary

EXHIBIT A

Financial Covenant Definitions

“Consolidated” when used with respect to Long Term Debt means Long Term Debt of the Borrower and its Affiliates determined on a consolidated basis eliminating intercompany items.

“Long Term Debt” of any Person means (i) all Indebtedness of such Person for borrowed money or which has been incurred in connection with the acquisition of assets in each case having a final maturity of more than one year form the date of origin thereof (or which is renewable or extendible at the option of the obligor for a periods or periods more that one year from the date of origin), but excluding all payments in respect thereof that are required to be made within one year from the date of any determination of Long Term Debt, whether or not the obligation to make such payments shall constitute a current liability of the obligor under GAAP, (ii) obligations secured by any lien upon property or assets owned by such Person, even though such Person has not assumed or become liable for the payment of such obligations, (iii) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person, notwithstanding the fact that the rights and remedies of the seller, lender or lessor under such agreement in the event of default are limited to repossession or sale of property, (iv) all capitalized rentals of such Person, and (v) all guaranties by such Person of Long Term Debt of others.

“Consolidated Total Capitalization” means, as of the date of any determination thereof, the sum of (i) Consolidated Long Term Debt, plus (ii) current maturities of Consolidated Long Term Debt, plus (iii) consolidated stockholders’ equity.

EXHIBIT B

(Auto Debit Authorization)

1.1 Beginning the date of this Authorization, Lender shall debit Borrower’s designated deposit account with the Depository listed below (the “Designated Account”) in the amount of each payment of principal, interest and other fees and charges on Borrower’s extensions of credit from Lender on the dates such payments become due.

DEPOSITORY NAME: Wachovia Bank

Address: Roanoke, VA

Routing Number: Our Bank Account Number

Borrower’s Deposit Account Number: Our Bank Account Number

(A voided copy of a check on this account is attached to this Authorization).

1.2 Borrower authorizes Lender to debit the Designated Account by no later than the close of business on the dates payments become due. The ACH debits shall be subject to the operating rules of the National Automated Clearing House Association, as in effect from time to time. If a due date does not fall on a Business Day, Lender shall debit the Designated Account on the first day following such due date. For purposes of this Agreement, “Business Day” means a day other than Saturday, Sunday or other day on which commercial banks are authorized to close or are in fact closed in the state where the Lender’s lending office is located.

1.3 Borrower shall maintain sufficient funds in the Designated Account on the dates Lender enters debits authorized by this Agreement. If there are insufficient funds in the Designated Account on the date Lender enters any debit authorized by this Agreement, such debit will be reversed.

1.4 Lender or Borrower may terminate this Authorization by notice in writing. Any such termination notice shall be effective ten (10) days after its receipt. In the event Lender or Borrower terminates this Authorization, Borrower shall commence, as of the date such termination is effective, to make principal, interest and other payments in the funds and at such office of Lender as Lender may from time to time select or as otherwise provided in any agreement between Lender and Borrower for an extension of credit.

1.5 The amount of the debits on the Designated Account may be different from time to time. The Lender will notify Borrower of the amount of the next debit amount on each periodic billing statement.

1.6 The Borrower is being furnished a copy of this executed Authorization to keep.

1.7 Notices and inquiries to the Lender and Borrower should be addressed to:

Lender:

Bank of America, N.A.

Attention: Greg L. Richards

Roanoke Commercial Banking

302 South Jefferson Street

Roanoke, VA 24011-2010

Phone:

Fax:

Borrower:

Bluefield Gas Company

519 Kimball Avenue

Roanoke, VA 24030

Phone:

Fax:

Dated: 9/30/02

Bluefield Gas Company.

By:	/s/ Dale P. Moore

Its:	Vice President & Secetery

Bank of America, N. A.

By:	/s/ Greg L. Richards

Greg L. Richards, Senior Vice President